UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2016

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2016, Murphy Oil Corporation (“Murphy”) (the “Company”) issued a press release announcing the election of Elisabeth W. Keller to Murphy’s Board of Directors effective December 6, 2016.

Additionally, on December 6, 2016 Messrs. Eugene T. “Gene” Coleman and Michael K. “Mike” McFadyen have been elected Executive Vice Presidents of Murphy.

Mr. Coleman, age 58, is currently serving as Executive Vice President, Offshore for Murphy Exploration & Production Company.  Mr. Coleman is responsible for all the corporation’s offshore operations. Mr. Coleman’s compensation will include a base salary of $562,000, with a target bonus of 75% under the Company’s 2012 and 2017 Annual Incentive Plans.

Mr. McFadyen, age 49,  is currently serving as Executive Vice President, Onshore for Murphy Exploration & Production Company as well as President, Murphy Oil Company Ltd., the Company’s Canadian subsidiary.  Mr. McFadyen is responsible for all the corporation’s onshore operations. Mr. McFadyen’s compensation will include a base salary of C$566,938, with a target bonus of 75% under the Company’s 2012 and 2017 Annual Incentive Plans.

The full text of the press release announcing Elisabeth W. Keller’s election to the Board of Directors and election of Messrs. Gene Coleman and Mike McFadyen as Executive Vice Presidents, effective December 6, 2016, is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1

A news release dated December 6,  2016,  announcing the election of Elisabeth W. Keller as a director of the Company and election of Messrs. Gene Coleman and Mike McFadyen as Executive Vice Presidents of the Company effective December 6, 2016 is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Keith Caldwell
Keith Caldwell
Senior Vice President and Controller

Date:  December 8, 2016

Exhibit Index

99.1	News release dated December 6, 2016, as issued by Murphy Oil Corporation.